Exhibit 99.1

Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO Posts All-Time Record Results and Continues Dividend

•                  Record quarterly revenues of $165 million

•                  Record number of purchasing customers

•                  Record EPS of $0.43

•                  Record quarterly EBITDA* per share of $0.85

•                  Operating margin reaches 3.4%, an eight-year high

•                  Quarterly dividend program continued at $0.10 per share

HUNT VALLEY, Md., October 13, 2010 — TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider to the wireless communication industry today announced its results for the second quarter of fiscal 2011 ended September 26, 2010.

“It was an excellent quarter as we architected and delivered new innovative product plus value-chain solutions for our customers to deploy and use wireless-based systems,” said Robert B. Barnhill, TESSCO’s Chairman, President and CEO. “The convergence of wireless and the internet is creating exciting new systems and applications. TESSCO is there, supporting our customers to take advantage of the opportunities and resolve the challenges being created by this convergence.

“Our results were driven by:

•                  Earning a greater share of our customers’ purchases

•                  Developing new products and solutions

•                  Designing new innovative TESSCO proprietary products

•                  Entering new markets deploying new wireless voice, data and video systems

•                  Achieving greater effectiveness and productivity through relationship focused sales — both internet and data based.

“Our goal is to continue our trend of producing record results in the months and quarters ahead through aggressive execution of a very exciting and promising value proposition and strategic plan.”

For its fiscal 2011 second quarter, TESSCO reported record revenue of $165 million and record net income of $3.3 million, or $0.43 per diluted share. These results compare to revenue of $133 million and net income of $2.6 million, or $0.34 per diluted share, in the prior year quarter. EBITDA* totaled a record $6.7 million, or $0.85 per diluted share, in the second quarter as compared to $5.3 million, or $0.69 per diluted share, in the prior-year quarter.  Operating margin also reached an eight-year high of 3.4 percent in the second quarter compared to 3.2 percent in the prior-year quarter.  On an average monthly basis during the second quarter, a record 13,000 customers chose to purchase from TESSCO.

For the first half of TESSCO’s fiscal 2011, the company reported revenues of $307 million and net income of $5.4 million, or $0.69 per diluted share.  These results compare to revenues of $242 million and net income of $4.5 million, or $0.59 per diluted share, in the first half of fiscal 2010.  EBITDA* for the first half of fiscal 2011 totaled $11.1 million, or $1.41 per share, compared to $9.6 million, or $1.26 per share in the first half of fiscal 2010.

Quarterly Cash Dividend

The company will continue its quarterly dividend program with another $0.10 per common share cash dividend payable on November 24, 2010 to holders of record on November 10, 2010.  TESSCO has paid a dividend every quarter since the quarterly dividend program was initiated in August 2009.  Like the August 2010 payment, this dividend represents a fifty percent increase as compared to the dividend amount paid when the program was initiated.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the company’s Board of Directors.

Business Outlook

TESSCO’s management continues to expect another record year.  Based on results through the second quarter of fiscal 2011 and its current pipeline of business opportunities, TESSCO is maintaining its guidance of $1.27 to $1.50 per diluted share for fiscal 2011. As TESSCO’s fiscal year progresses and visibility increases, particularly with respect to new business opportunities the company is pursuing, management may review and update its financial targets as appropriate.

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted.  Moreover, the nature of our business is that TESSCO typically ships products within several days after booking orders.  The lack of an order backlog makes it even more difficult to forecast future results.

Stock Buyback Program

During the second quarter of fiscal 2011, the company repurchased 2,300 shares under its stock buyback program.  As of September 26, 2010, up to 88,163 shares remained available under this program for repurchase in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers.  Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

Second-Quarter-2011 Conference Call

TESSCO will hold a conference call to discuss its fiscal second-quarter-2011 results on Thursday, October 14, 2010 at 10:00 a.m. EDT.  To participate in the live call by telephone, dial 800.561.2601 (domestic) or 617.614.3518 (international) and reference conference ID #29686174. A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website.  A telephone replay of the call will also be available beginning at approximately 1:00 p.m. EDT on October 14, 2010 until 5:00 p.m. EDT on October 21, 2010. To listen to the telephone replay, dial 888.286.8010 (domestic) or 617 801.6888 (international) and enter conference ID #3819873.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company’s presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding.  Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company’s loan agreements. The definition of EBITDA as used in the company’s loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company’s non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

Positioned as Your Total Source®, TESSCO Technologies (NASDAQ:TESS) architects and delivers innovative product and value chain solutions to support wireless systems.  TESSCO works closely with its customers to solve their requirement of on-time, reliable and productive voice, data and video system deployment and support.

The convergence of wireless and the internet is revolutionizing the way we live and work. New applications and systems are unlocking human potential at an unprecedented rate. TESSCO is there and is committed to delivering, fast and complete, the needs of wireless system operators, program managers, contractors, utility, transportation, enterprise and government organizations and resellers.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 26, 2010	June 27, 2010	September 27, 2009	September 26, 2010	September 27, 2009

Revenues	$165,026,400	$141,952,600	$132,953,700	$306,979,000	$241,755,000
Cost of goods sold	128,256,400	109,602,800	101,340,200	237,859,200	181,125,900
Gross profit	36,770,000	32,349,800	31,613,500	69,119,800	60,629,100
Selling, general and administrative expenses	31,203,600	28,911,700	27,322,300	60,115,300	53,083,700
Income from operations	5,566,400	3,438,100	4,291,200	9,004,500	7,545,400
Interest , net	129,800	77,800	76,300	207,600	185,600
Income before provision for income taxes	5,436,600	3,360,300	4,214,900	8,796,900	7,359,800
Provision for income taxes	2,090,900	1,290,800	1,622,400	3,381,700	2,855,200
Net income	$3,345,700	$2,069,500	$2,592,500	$5,415,200	$4,504,600

Basic earnings per share	$0.44	$0.27	$0.35	$0.72	$0.61
Diluted earnings per share	$0.43	$0.26	$0.34	$0.69	$0.59

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	September 26, 2010	March 28, 2010
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$482,100	$7,658,700
Trade accounts receivable, net	83,753,800	60,675,000
Product inventory	55,940,500	44,991,500
Deferred tax assets	4,615,000	4,615,000
Prepaid expenses and other current assets	3,210,600	1,597,000
Total current assets	148,002,000	119,537,200

Property and equipment, net	21,394,800	20,679,900
Goodwill, net	11,684,700	9,017,700
Other long-term assets	1,999,600	2,111,900
Total assets	$183,081,100	$151,346,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$88,389,000	$59,548,900
Payroll, benefits and taxes	6,094,800	8,974,200
Income and sales tax liabilities	3,663,000	2,528,000
Accrued expenses and other current liabilities	1,495,600	1,312,900
Revolving line of credit	—	—
Current portion of long-term debt	382,100	380,000
Total current liabilities	100,024,500	72,744,000

Deferred tax liabilities	3,650,800	3,650,800
Long-term debt, net of current portion	3,094,600	3,328,000
Other long-term liabilities	1,618,500	1,978,700
Total liabilities	108,388,400	81,701,500

Shareholders’ Equity:
Preferred stock	—	—
Common stock	83,400	81,500
Additional paid-in capital	39,279,200	36,937,700
Treasury stock, at cost	(44,051,900)	(42,819,400)
Retained earnings	79,449,800	75,543,000
Accumulated other comprehensive loss	(67,800)	(97,600)
Total shareholders’ equity	74,692,700	69,645,200

Total liabilities and shareholder’s equity	$183,081,100	$151,346,700

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 26, 2010	June 27, 2010	September 27, 2009	September 26, 2010	September 27, 2009
Net income	$3,345,700	$2,069,500	$2,592,500	$5,415,200	$4,504,600
Add:
Provision for income taxes	2,090,900	1,290,800	1,622,400	3,381,700	2,855,200
Interest, net	129,800	77,800	76,300	207,600	185,600
Depreciation and amortization	1,085,200	1,013,600	983,400	2,098,800	2,024,300
EBITDA	$6,651,600	$4,451,700	$5,274,600	$11,103,300	$9,569,700
EBITDA per diluted share	$0.85	$0.55	$0.69	$1.41	$1.26

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended September 26, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	$19,054	$677	$4,187	$23,918
Resellers	24,581	84,147	1,737	110,465
Users and Governments	18,302	3,432	5,120	26,854
Total Commercial/Government Revenue	61,937	88,256	11,044	161,237
Consumer Revenue	—	3,789	—	3,789
Total Revenue	$61,937	$92,045	$11,044	$165,026

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$4,485	$162	$841	$5,488
Resellers	6,296	15,572	490	22,358
Users and Governments	4,866	948	1,796	7,610
Total Commercial/Government Gross Profit	15,647	16,682	3,127	35,456
Consumer Gross Profit	—	1,314	—	1,314
Total Gross Profit	$15,647	$17,996	$3,127	$36,770

Change from the Quarter Ended September 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	36.1%	26.1%	81.8%	42.0%
Resellers	25.4%	32.1%	(10.7)%	29.6%
Users and Governments	36.0%	(1.7)%	(48.6)%	(0.2)%
Total Commercial/Government Revenue	31.6%	30.3%	(22.3)%	25.0%
Consumer Revenue	—	(4.1)%	—	(4.1)%
Total Revenue	31.6%	28.4%	(22.3)%	24.1%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	32.1%	14.1%	44.3%	33.2%
Resellers	16.4%	16.2%	9.1%	16.1%
Users and Governments	28.9%	(10.4)%	(20.6)%	7.2%
Total Commercial/Government Gross Profit	24.4%	14.2%	(5.1)%	16.3%
Consumer Gross Profit	—	15.7%	—	15.7%
Total Gross Profit	24.4%	14.3%	(5.1)%	16.3%

Change from the Quarter Ended June 27, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	8.2%	40.2%	15.5%	10.2%
Resellers	18.3%	23.8%	(8.9)%	21.8%
Users and Governments	12.0%	(28.2)%	9.6%	4.1%
Total Commercial/Government Revenue	13.2%	20.5%	8.3%	16.7%
Consumer Revenue	—	0.5%	—	0.5%
Total Revenue	13.2%	19.5%	8.3%	16.3%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	13.2%	20.9%	5.0%	12.0%
Resellers	10.9%	21.8%	4.7%	18.1%
Users and Governments	9.2%	(24.4)%	18.5%	5.3%
Total Commercial/Government Gross Profit	11.0%	17.7%	12.3%	14.2%
Consumer Gross Profit	—	1.0%	—	1.0%
Total Gross Profit	11.0%	16.3%	12.3%	13.7%

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Six Months Ended September 26, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	$36,658	$1,160	$7,811	$45,629
Resellers	45,357	152,145	3,644	201,146
Users and Governments	34,644	8,210	9,790	52,644
Total Commercial/Government Revenue	116,659	161,515	21,245	299,419
Consumer Revenue	—	7,560	—	7,560
Total Revenue	$116,659	$169,075	$21,245	$306,979

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$8,448	$296	$1,642	$10,386
Resellers	11,976	28,351	958	41,285
Users and Governments	9,321	2,202	3,311	14,834
Total Commercial/Government Gross Profit	29,745	30,849	5,911	66,505
Consumer Gross Profit	—	2,615	—	2,615
Total Gross Profit	$29,745	$33,464	$5,911	$69,120

Change from Six Months Ended September 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	49.3%	15.5%	55.6%	49.2%
Resellers	24.6%	37.9%	(4.8)%	33.6%
Users and Governments	33.7%	22.1%	(53.0)%	(1.5)%
Total Commercial/Government Revenue	34.3%	36.8%	(28.4)%	27.6%
Consumer Revenue	—	5.2%	—	5.2%
Total Revenue	34.3%	35.0%	(28.4)%	27.0%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	39.1%	12.5%	30.4%	36.7%
Resellers	16.0%	10.2%	4.1%	11.7%
Users and Governments	26.9%	8.2%	(27.9)%	6.1%
Total Commercial/Government Gross Profit	25.3%	10.1%	(12.7)%	13.6%
Consumer Gross Profit	—	25.2%	—	25.2%
Total Gross Profit	25.3%	11.1%	(12.7)%	14.0%

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